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                                                                    EXHIBIT 11.1

                              VITAL IMAGES, INC.
                    COMPUTATION OF PRO FORMA LOSS PER SHARE
                       (In thousands, except share data)
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                                                                  Three Months Ended              Six Months Ended
                                                                      April  30,                      April 30,
                                                                      (unaudited)                    (unaudited)
                                                                  ------------------              ----------------
                                                                  1997           1996           1997            1996
                                                                  ----           ----           ----            ----
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Net loss...................................................    $   (1,020)    $     (567)    $   (1,774)     $   (1,272)
                                                               ==========     ==========     ==========      ==========

Pro forma net loss per share...............................    $     (.21)    $     (.12)    $     (.37)     $     (.27)
                                                               ==========     ==========     ==========      ==========

PRO FORMA AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING

  Weighted average number of common shares of
   Bio-Vascular common stock outstanding...................     9,511,389      9,438,617      9,501,050       9,383,526
                                                               ==========     ==========     ==========      ==========

  Divide by two to reflect the distribution of one share
   of Vital Images common stock for two shares of
   Bio-Vascular common stock...............................     4,755,694      4,719,308      4,750,525       4,691,763
                                                               ==========     ==========     ==========      ==========
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